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Exhibit 99.1

PRESS RELEASE

Contact:	Robert E. Wheaton President, CEO Star Buffet, Inc. (480) 425-0397

FOR IMMEDIATE RELEASE: Friday, April 29, 2005

STAR BUFFET, INC. FILES FORM 10-K FOR FY 2005

        SALT LAKE CITY, UT—April 29, 2005—Star Buffet, Inc. (Nasdaq: STRZ) today filed a Form 10-K with the Securities and Exchange Commission for its fiscal year ending January 31, 2005. Following are the highlights:

        Star Buffet, Inc. had revenues of $64.9 million and net loss of $172,000, or $0.06 loss per share on a diluted basis, for the fifty-three weeks ended January 31, 2005.

Safe Harbor Statement

        Statements that are not historical facts contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, and actual results could vary materially from the descriptions contained herein due to many factors, including, but not limited to, demand and market acceptance risks, the effect of economic conditions, the impact of competition and pricing, the results of financing efforts, implementation of the Company's acquisition and strategic alliance strategy, the effect of the Company's accounting policies and other risks detailed in the Company's Form 10-K for its fiscal year ended January 26, 2004, and other filings with the Securities and Exchange Commission. Copies of all of the Company's filings with the SEC are available to the public on the SEC's web site at http://www.sec.gov. The Company undertakes no obligation to update any forward-looking statements.

About Star Buffet

        Star Buffet is a multi-concept restaurant operator. As of April 29, 2005 Star Buffet, through its subsidiaries, operates 14 franchised HomeTown Buffet restaurants, six JB's restaurants, five BuddyFreddys restaurants, two Casa Bonita Mexican theme restaurants, two JJ North's Country Buffet restaurants and two Holiday House restaurants.

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  PRESS RELEASE